CRYOTHERM INC.

(A Development Stage Company)
Financial Statements as of June 30, 2003
And December 31, 2002 and for the periods
From January 1, 2003 to June 30, 2003 and
From January 8, 2002 (Date of Incorporation)
to December 31, 2002 and
Independent Auditors’

INDEPENDENT AUDITORS’

To the Board of Directors and Stockholders of Cryotherm Inc.

We have audited the accompanying balance sheets of Cryotherm Inc. (A Development Stage Company) (the “Company”) as of June 30, 2003 and December 31, 2002 and the related statements of operations, stockholders’ deficit and cash flows for the periods from January 1, 2003 to June 30, 2003 and from January 8, 2002 (date of incorporation) to December 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at June 30, 2003 and December 31, 2002 and the results of its operations and its cash flows for the periods from January 1, 2003 to June 30, 2003 and from January 8, 2002 (date of incorporation) to December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage enterprise engaged in developing and marketing energy-generating technologies. As discussed in Note 1 to the financial statements, the deficiency in working capital at June 30, 2003 and the Company’s operating loss since inception raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Chin & Mar LLP

August 20, 2003

CRYOTHERM INC. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEETS JUNE 30, 2003 AND DECEMBER 31, 2002

ASSETS	June 30, 2003	December 31, 2002

CURRENT ASSETS:
Cash	$8,662	$51,503
Prepaid expenses (Note 4)	20,000

Total current assets	28,662	51,503

FURNITURE, FIXTURES AND EQUIPMENT, Net (Note 2)	3,526	1,034

OTHER ASSETS	147,047	93,145

LEASEHOLD INTEREST (Note 4)	10,000

TOTAL	$189,235	$145,682

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable (Note 4)	$233,896	$89,766
Interest payable (Note 4)	36,536	16,184
Due to stockholder (Note 4)	284,050	233,393
Current portion of notes payable to stockholders (Notes 3 and 4)	220,000	115,000

Total current liabilities	774,482	454,343

LONG-TERM PORTION OF NOTES PAYABLE TO STOCKHOLDERS (Notes 3 and 4)	450,000	250,000

Total liabilities	1,224,482	704,343

STOCKHOLDERS' DEFICIT:

Common stock, $ 0.001 par value; authorized, 50,000,000;
issued and outstanding, 25,672,000 and 24,697,000 shares, respectively	25,672	24,697
Additional paid-in capital	815,017	718,492
Subscription receivables		(220,000)
Accumulated deficit during the development stage	(1,875,936)	(1,081,850)

Total stockholders' deficit	(1,035,247)	(558,661)

TOTAL	$189,235	$145,682

See accompanying notes to the financial statements.

CRYOTHERM INC. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS PERIODS FROM JANUARY 1, 2003 TO JUNE 30, 2003 AND FROM JANUARY 8, 2002 (Date of Incorporation) TO DECEMBER 31, 2002

			January 8, 2002
			(Inception) -
	January 1 -	January 8, 2002 -	June 30, 2003
	June 30, 2003	December 31, 2002	Accumulated
OPERATING EXPENSES:
Professional and consultants fees (Note 4)	$358,935	$500,712	$859,647
License fees (Note 4)	145,431	294,569	440,000
Legal and accounting fees (Note 4)	133,485	93,736	227,221
Stock issuance expenses	97,500	123,189	220,689
Research and development	16,333	16,519	32,852
General and administrative expenses (Note 4)	22,088	36,983	59,071

Total Operating Expenses	773,772	1,065,708	1,839,480

Interest expenses (Note 4)	(20,352)	(16,184)	(36,536)
Interest income	38	42	80
	(20,314)	(16,142)	(36,456)

NET LOSS	$(794,086)	$(1,081,850)	$(1,875,936)

See accompanying notes to the financial statements.

CRYOTHERM INC. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDERS' DEFICIT PERIODS FROM FROM JANUARY 1, 2003 TO JUNE 30, 2003 AND FROM JANUARY 8, 2002 (Date of Incorporation) TO DECEMBER 31, 2002

					Accumulated
					Deficit -
	Common Stock		Additional	Subscription	Development
	Shares	Amount	Paid-In Capital	Receivable	Stage	Total

Issuance of common stock for cash	3,280,000	$3,280	$616,720	$(220,000)		$400,000

Issuance of common stock for service provided	21,417,000	21,417	101,772			123,189

Net loss					$(1,081,850)	(1,081,850)

BALANCE, DECEMBER 31, 2002	24,697,000	24,697	718,492	(220,000)	(1,081,850)	(558,661)

Issuance of common stock for cash				220,000		220,000

Issuance of common stock for service provided	975,000	975	96,525			97,500

Net loss					(794,086)	(794,086)

BALANCE, JUNE 30, 2003	25,672,000	$25,672	$815,017	$-	$(1,875,936)	$(1,035,247)

See accompanying notes to the financial statements.

CRYOTHERM INC. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CASH FLOWS PERIODS FROM JANUARY 1, 2003 TO JUNE 30, 2003 AND FROM JANUARY 8, 2002 (Date of Incorporation) TO DECEMBER 31, 2002

			January 8, 2002
			(Inception) -
	January 1 -	January 8 -	June 30, 2003
	June 30, 2003	December 31, 2002	Accumulated

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(794,086)	$(1,081,850)	$(1,875,936)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issuance expenses	97,500	123,189	220,689
Professional and consultants fees	200,000	250,000	450,000
Depreciation	397	136	533
Changes in Operating Assets and Liabilities:
Prepaid expenses	(20,000)		(20,000)
Other assets	(53,902)	(93,145)	(147,047)
Leasehold interest	(10,000)		(10,000)
Accounts payable	144,130	89,766	233,896
Interest payable	20,352	16,184	36,536

Net cash used in operating activities	(415,609)	(695,720)	(1,111,329)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of furniture, fixtures and equipment	(2,889)	(1,170)	(4,059)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of stock	220,000	400,000	620,000
Advance from stockholder	50,657	233,393	284,050
Proceeds from issuance of notes payable to stockholders	235,000	150,000	385,000
Repayment of notes payable to stockholders	(130,000)	(35,000)	(165,000)

Net cash provided by financing activities	375,657	748,393	1,124,050

NET INCREASE IN CASH	(42,841)	51,503	8,662

CASH, BEGINNING OF PERIOD	51,503	-	-

CASH, END OF PERIOD	$8,662	$51,503	$8,662

SUPPLEMENTAL DISCLOSURES OF NON-CASH FINANCING ACTIVITIES:

During the periods from January 1, 2003 to June 30, 2003 and from January 8, 2002 to December 31, 2002, the Company entered into consulting agreements with one of the the stockholders for $ 200,000 and $ 250,000, respectively, and such amount was recorded as consultant fees and notes payable to stockholders.

During the period from January 1, 2003 to June 30, 2003, the Company issued 975,000 shares to individuals in exchange for services provided at $ 0.1 per share, totaling $ 97,500 and were recorded as stock issuance expenses.

During the period from January 8, 2002 to December 31, 2002, the Company issued 21,417,000 shares to individuals in exchange for services provided. Of the 21,417,000 shares, 20,389,000 shares were issued at par value of $ 0.001 per share and 1,028,000 shares were issued at $ 0.1 per share, totaling $ 123,189 and were recorded as stock issuance expenses.

See accompanying notes to the financial statements.

CRYOTHERM INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO FINANCIAL STATEMENTS PERIODS FROM JANUARY 1, 2003 TO JUNE 30, 2003 AND FROM JANUARY 8, 2002 (Date of Incorporation) TO DECEMBER 31, 2002

1.

SUMMARY OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

Organization-Cryotherm Inc. (a development stage company), a Delaware Corporation (the “Company”), was formed on January 8, 2002. The business of the Company is to finance and commercialize clean energy-generating technologies.

Basis of Presentation-The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Going Concern-The Company has incurred operating loss since incorporation and has working capital deficiency at June 30, 2003. These factors raise substantial doubt about its ability to continue as a going concern unless the Company is able to raise additional funds. Successful completion and sale of the Company’s projects development and, ultimately, the attainment of profitable operations are dependent upon future events, including obtaining adequate financing to fulfill its development activities and achieving a level of sales adequate to support the Company’s cost structure. The Company is seeking to raise additional capital to finance its operation.

Estimates-The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash-Cash consists of cash in bank and on hand and bank certificates of deposit with an original maturity of three months or less. The Company has its cash on deposit with a bank.

Other Assets-Other assets include parts, work in progress and prototypes and are stated at the lower of cost or market value.

Furniture, Fixtures, and Equipment - Furniture, fixtures and equipment are stated at costs. Depreciation is computed on the straight-line method using the following estimated useful lives:

Furniture and fixtures 5 years Equipment 3 years

Leasehold Interest- Leasehold interest expenditures are amortized over the shorter of the term of the lease or the estimated useful lives.

Stock-Based Compensation-The Company accounts for stock issued to nonemployees in accordance with the provisions of the Financial Accounting Standards Boards (SFAS) No. 123 and Emerging Issues Task Force (EITF) Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. Income Taxes-Income taxes are accounted for in accordance with the SFAS No. 109, “Accounting for Income Taxes,” which requires the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which these temporary differences are expected to be recovered or settled.

Research and Development-Costs to develop the Company’s products are expensed as incurred in accordance with the SFAS No. 2, “Accounting for Research and Development Costs,” which establishes accounting and reporting standards for research and development costs.

License Fees- License fees are expensed as incurred as future benefits to be generated from the acquired technologies are uncertain.

Recent Accounting Pronouncements

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred and nullifies the guidance of EITF Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring), which recognized a liability for an exit cost at the date of an entity's commitment to an exit plan. SFAS No. 146 requires that the initial measurement of a liability be at fair value. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002. We do not believe that adoption of SFAS No. 146 will have a material impact on the Company's financial position, results of operations or cash flows.

In December 2002, the FASB issued SFAS No. 148. SFAS No. 148 amends SFAS No. 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of SFAS No. 123 to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. This Statement also amends APB Opinion No. 28, Interim Financial Reporting , to require disclosure about those effects in interim financial information. SFAS No. 148 is effective for annual and interim periods beginning after December 15, 2002. The adoption of the interim disclosure provisions of SFAS No. 148 did not have any impact on the Company's financial position, results of operations or cash flows. The Company is currently evaluating whether to adopt the fair value based method of accounting for stock-based employee compensation in accordance with SFAS No. 148 and its resulting impact on the Company's financial position, results of operations and cash flows.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 changes the accounting guidance for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity by now requiring those instruments to be classified as liabilities (or assets in some circumstances) on the balance sheet. Further, SFAS No. 150 requires disclosure regarding the terms of those instruments and settlement alternatives. SFAS No. 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. We do not believe that adoption of SFAS No. 150 will have a material impact on the Company's financial position, results of operations or cash flows.

2.	FURNITURE, FIXTURES AND EQUIPMENT Furniture, fixture and equipment, net consist of the following:

	June 30, 2003	December 31, 2002

Furniture and fixture	$1,170	$1,170
Equipment	2,889	.

	4,059	1,170
Accumulated depreciation	(533)	(136)

	$3,526	$1,034

Depreciation expenses for the periods from January 1, 2003 to June 30, 2003 and from January 8, 2002 to December 31, 2002 are $ 397 and $ 136, respectively.

3.	NOTES PAYABLE TO STOCKHOLDERS Notes payable to stockholders consist of the following:

	June 30,	December 31
	2003	2002

Three unsecured notes payables to a stockholder, due on August 1, 2005, interest rates ranging from 5% to 6% per annum, right to convert unpaid principal and interest to the Company's stock on or after August 1, 2003 (Note 4)	$450,000	$250,000

Unsecured note payable to a stockholder, due on March 31, 2004, interest rate at 6% per annum	95,000

Unsecured note payable to a stockholder, due on July 15, 2003, interest rate at 7.5%, per annum, default interest rate at 12.5% after balance overdue	115,000	115,000

Unsecured note payable to a stockholder, due on June 1, 2004, interest rate at 6% per annum, right to convert unpaid principal and interest to the Company's stock on or after July 1, 2003 at $0.25 per share	10,000

	670,000	365,000

Less current portion	(220,000)	(115,000)

Total Notes Payable, long term	$450,000	$250,000

Future minimum principal payments required under the notes payable are as follows:
		June 30

2004		$220,000
2005		-
2006		450,000

		$670,000

4.

RELATED PARTY TRANSACTIONS

Due to stockholder represents advances from an individual who is a major stockholder and president of the Company for project development costs and other operating activities. Interest for the amount due to this major stockholder is at 6% per annum. Principal and interest will be due when the Company has excess cash flow from the business operations. As of June 30, 2003 and December 31, 2002, amount due to and interest payable to this individual are $ 284,050 and 233,393, respectively, and $ 13,395 and $ 5,729, respectively.

On August 1, 2002, the Company entered into an employment agreement with the same individual who is the major stockholder and president of the Company as an executive of the Company at the compensation of $ 22,916 per month for the first year and $ 25,000 per month in the second year. The term of the employment is for seven years commencing on August 1, 2002 and will be renewed for two additional, successive three year periods. Total compensation incurred to this individual for the periods from January 1, 2003 to June 30, 2003 and from January 1, 2002 to December 31, 2002 were $ 137,496 and $ 114,580, respectively. As of June 30, 2003 and December 31, 2002, amounts owed to this individual were $ 67,076 and $ 9,580, respectively and were included in accounts payable. This agreement will be replaced by a consulting service agreement with this individual upon the effective date of the agreement (Note 6).

On August 22, 2002, the Company entered into an agreement with another individual who is a stockholder to provide consulting services to the Company for the amount of $ 250,000 and payment will be made through a convertible promissory note with the same amount plus interest at 6% per annum. Under this note, the holder may convert the unpaid principal balance, together with accrued interest, in whole or in part, into the Company’s stock at the conversion price of $1.25 per share on or after August 31, 2003. In January and March 2003, the Company amended the agreement to expand the scope of consulting services and agreed to pay two additional $ 100,000 as compensation and payments will be made through two convertible promissory notes with the same amounts at interest rates of 5% and 6% per annum, respectively. Under these two notes, the holder is entitled to convert the unpaid principal balance, together with accrued interest, in whole or in part, into the Company’s stock at the conversion price of $0.06667 and $0.01, respectively, on or after August 1, 2003. As of June 30, 2003 and December 31, 2002, notes payable and interest payable to this individual were $450,000 and $250,000, respectively, and $13,719 and $5,370, respectively. During the periods from January 1, 2003 to June 30, 2003 and from January 8, 2002 to December 31, 2002, total consultant fees incurred to this individual are $200,000 and $ 250,000 respectively (Note 3).

In January 2002, the Company assumed agreements with an individual who is a major stockholder and chief technology officer and his affiliated company for the creation of energy-generating technologies. During the periods from January 1,

2003 to June 30, 2003 and from January 8, 2002 to December 31, 2002, the Company paid $133,431 and $ 286,569 to this individual as license fees.

On May 20, 2003, the Company entered into an exclusive worldwide royaltybearing license agreement with the same individual who is the major stockholder and chief technology officer of the Company’s technologies to develop and commercialize energy-generating technologies and all prior agreements between these two parties were superseded. Under this agreement, the Company agreed to buy 3,000,000 shares of the Company’s common stock from this stockholder for $300,000 on or after 60 days following completion, delivery and successful testing of any electricity-generating prototype of one of the licensed products. The Company shall also pay the inventor royalty equal to 3% of the Licensed Product Sales Revenues and 3% of Adjusted Gross Revenues as defined in the Exclusive License Agreement, with annual increase of 1% until a maximum royalty of 5% has been established. The Company agreed to pay $ 20,000 per month, commencing June 1, 2003 through May 31, 2006 and $30,000 per month effective June 1, 2006 until the last of the Licensed Patents as defined in the Exclusive License Agreement expired. All of such payments shall be fully creditable, non-refundable advances against royalties due. In addition to royalties, the Company agreed to pay the inventor $ 12,500 as initial sublicense fee for each sub-license the Company granted. The Company also paid to this inventor $10,000 for the exclusive right to lease his property for a period of 10 years at a monthly lease of $ 4,000 plus 3% of gross electricity sales. As of June 30, 2003, the Company paid $ 20,000 to this individual as royalties advance and recorded such amount as prepaid expense and accrued $ 10,000 as leasehold right and accounts payable. The Company also paid $ 4,000 rent for the month of June 2003.

During the periods from January 1, 2003 to June 30, 2003 and from January 8, 2002 to December 31, 2002, the Company also incurred legal and accounting fees of $ 35,707 and $18,245, respectively, to the stockholders of the Company. Of this amount, $ 17,207 and $ 2,000 were included in accounts payable as of June 30, 2003 and December 31, 2002, respectively.

5.

INCOME TAXES

The Company has net operating loss carryforwards at June 30, 2003 and December 31, 2002 of approximately $ 794,000 and $ 1,081,000, respectively, for deferral and state income tax return purposes, which expires in 2022 and 2023. The deferred income tax asset associated with this net operating loss has been fully reserved.

6.	SUBSEQUENT EVENT On July 1, 2003, the Company entered into a consulting agreement with an individual and his company for the development of all technologies controlled and being developed by the Company. The Company issued 500,000 shares of the Company's common stock to this individual upon signing of the agreement and will provide for an initial consulting fee of $ 7,500 per month starting within 60 days of the execution of the agreement. Upon the Company’s securing of secondround financing of a minimum of $ 2,000,000 equity, this individual will be paid a base consulting fee of $120,000 per year for two years, plus options to purchase 500,000 shares of the Company’s common stock.

On July 8, 2003, the Company entered into employment contracts with two individuals as executives of the Company. The effective date of the employment will be the first to occur of (1) receipt by the Company of equity on or before January 1, 2004 of not less than $ 2,000,000 in a private placement, or (2) such earlier date as the Company and the individuals shall agree. The term of the employment for each individual shall be five years, subjective to one year renewals thereafter by mutual agreement, and the starting salary shall be $200,000 per annum, plus incentive stock options in the amount of 2.25 million shares of the Company’s common stock.

On July 8, 2003, the Company also entered into a consulting service agreement with an individual who is the major stockholder and president of the Company to provide consulting services. The effective date of engagement shall be the first to occur of (1) receipt by the Company of equity on or before January 2004 of not less than $ 2,000,000 in a private placement, or (2) such earlier date as the Company and this individual shall agree. The term of engagement shall be seven years, and upon expiration of the first term, at this individual’s option, a second term of five years. The starting base compensation shall be $ 200,000 per annum, plus incentive stock options at 12.5% of the total number of incentive stock options granted to any other grantees. This individual will also be provided with an office and secretarial assistance in an amount not to exceed $ 8,000 per month.

On July 28, 2003, the Company entered into a “Purchase Agreement and Plan of Reorganization” with Forge, Inc., a Delaware corporation ("FORGE"). The two parties agreed that a minimum of ninety-five (95%) and up to one hundred (100%) percent of the issued and outstanding common stock of the Company shall be acquired by FORGE. On closing of this “Purchase Agreement and the Plan of Reorganization”, each share of the Company’s common stock held by each Selling Stockholder will be exchanged for 0.7037037 post-split shares of common stock of FORGE. In addition, on closing of this Agreement and the Plan of Reorganization, the outstanding options and warrants and right to purchase 6,260,000 shares of the Company will be exchanged for options and warrants to purchase 4,405,185 post-split shares of FORGE common stock at a price of $0.10 per post-split share. Forge shall assume all the Company’s obligations under the convertible promissory notes payable to the stockholders. The closing of the Plan of Reorganization shall take place on September 30, 2003, or at such other time and date as the parties shall agree in writing.

On August 3, 2003, the Company entered into employment contracts with an individual as executive of the Company. The effective date of the employment will be the first to occur of (1) receipt by the Company of equity on or before January 1, 2004 of not less than $ 2,000,000 in a private placement, or (2) such earlier date as the Company and the individuals shall agree. The term of the employment for each individual shall be three years, subjective to one year renewals thereafter by mutual agreement, and the starting salary shall be $ 150,000 per annum, plus incentive stock options in the amount of 1 million shares of the Company’s stock.

Subsequent to June 30, 2003, the Company raised additional capital to finance the Company’s business operation. As of August 20, 2003, the Company has cash balances of approximately $ 62,000 in bank.

* * * * * *